 SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): February 11, 2003 (February 5, 2003) UCAP Incorporated Colorado 0-27480 84-1325695 (State or other jurisdiction of (Commission File ID No.) (IRS Employer No.) incorporation) Suite 700, 14001 E. Iliff Avenue Denver, CO 80014 (Address of principal executive offices) (303) 696-1700 (Registrant's telephone number, including area code) (Former name or former address, if changed since last report) Item 5. Other Events

        On February 5, 2003, Florian Homm tendered his resignation as a Director of the Board of the Company effective immediately. Mr. Homm stated that his reason for resigning his position was not due to any dispute or disagreement with the Company or the Board on any matter. The Board accepted his resignation on February 5, 2003 at a meeting of the Board of Directors and did not fill the vacancy created by his resignation as a Director.

Item 7. Financial Statements and Exhibits. None SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

UCAP Incorporated (Registrant) Dated: February 11, 2003 By: / s / Dan Moudy

Dan Moudy President